UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 16, 2019

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2019, DCP Midstream, LP (the “Partnership”), DCP Midstream Operating, LP (the “Operating Partnership”), and certain of their affiliates (collectively, with the Partnership and the Operating Partnership, the “Partnership Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Operating Partnership, and the purchase by the Underwriters (the “Offering”) of an additional $325 million aggregate principal amount of its 5.375% Senior Notes due 2025 (the “Additional Notes”). The Additional Notes are fully and unconditionally guaranteed by DCP Midstream, LP and are additional notes to the existing $500 million aggregate principal amount of 5.375% Senior Notes due 2025 that the Operating Partnership issued on July 17, 2018 (the “Existing Notes”). The Additional Notes and the Existing Notes (together, the “Notes”) have identical terms, other than the issue date, and will be treated as a single series of debt securities. The Notes will mature on July 15, 2025 unless redeemed prior to maturity. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2019.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-221419 and 333-221419-01) filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2017, as supplemented by a prospectus supplement, filed with the Commission on January 18, 2019, pursuant to Rule 424(b)(2) of the Securities Act.

Pursuant to the Underwriting Agreement, the Partnership Entities have agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Operating Partnership intends to use the net proceeds from the Offering for general partnership purposes, including the funding of capital expenditures and the repayment of indebtedness under its revolving credit facility. Affiliates of the Underwriters are lenders under the Operating Partnership’s revolving credit facility. To the extent the Operating Partnership uses proceeds from the Offering to repay indebtedness under its revolving credit facility, such affiliates may receive a portion of the net proceeds from the Offering.

The Notes constitute a series of debt securities under an indenture dated as of September 30, 2010 (the “Base Indenture”) between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture dated as of June 14, 2012 (the “Third Supplemental Indenture”) by and among the Operating Partnership, the Partnership and the Trustee, as further supplemented by the Seventh Supplemental Indenture dated as of July 17, 2018 (the “Seventh Supplemental Indenture” and, together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”) by and among the Operating Partnership, the Partnership and the Trustee, setting forth the specific terms applicable to the Notes.

The Notes are the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness, and senior in right of payment to any of its subordinated indebtedness. The Notes are not initially guaranteed by any of the Operating Partnership’s subsidiaries, but are fully and unconditionally guaranteed by the Partnership. The guarantees of the Notes by the Partnership will rank equally in right of payment with the Partnership’s existing and future senior unsecured indebtedness and senior in right of payment to any subordinated debt the Partnership may incur.

Prior to April 15, 2025, the Operating Partnership will have the right to redeem the Notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on such Notes (exclusive of interest accrued to the redemption date) discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Seventh Supplemental Indenture) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, such redemption date. At any time on or after April 15, 2025, the Operating Partnership will have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Seventh Supplemental Indenture), unless the Operating Partnership previously exercised its right to redeem all of the Notes, each holder of the Notes will have the right to require the Operating Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a cash purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the related interest payment date that has accrued on or prior to the date of purchase. Within 30 days following the occurrence of a Change of Control Triggering Event, the Operating Partnership will send a notice to each holder of the Notes describing the transaction or transactions that constitute a Change of Control Triggering Event and offer to purchase the Notes as of a date which will be no earlier than 30 days and no later than 60 days from the date such notice is sent.

The Indenture contains customary covenants that will limit the ability of the Partnership, the Operating Partnership and certain of their subsidiaries to, among other things, create liens on their principal properties, engage in sale-leaseback transactions, and merge or consolidate with another entity or sell, lease or transfer substantially all of their properties or assets to another entity. The Indenture also contains customary events of default, including, among other things, (i) default for 30 days in the payment, when due, of interest on the Notes, (ii) default in the payment of principal or any premium on the Notes when due, and (iii) certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or the Partnership.

The description of the Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Base Indenture, the Third Supplemental Indenture, the Seventh Supplemental Indenture, and the form of the Notes, which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On January 16, 2019, the Partnership issued a press release announcing the pricing of the Notes to be issued and sold pursuant to the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

In connection with the Offering, the Partnership is filing the opinions of Holland & Hart LLP and Mayer Brown LLP as part of this Current Report on Form 8-K that are to be incorporated by reference into the Registration Statement on Form S-3 (File Nos. 333-221419 and 333-221419-01) filed by the Operating Partnership and the Partnership. The opinions of Holland & Hart LLP and Mayer Brown LLP are filed herewith as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 16, 2019, by and among DCP Midstream, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP, and DCP Midstream Operating, LLC, and Mizuho Securities USA LLC, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters.

4.1*	Indenture, dated as of September 30, 2010, among DCP Midstream Operating, LP and The Bank of New York Mellon Trust Company, N.A. (attached as Exhibit 4.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on September 30, 2010).

4.2*	Third Supplemental Indenture, dated as of June 14, 2012, by and among DCP Midstream Operating, LP, DCP Midstream Partners, LP, and The Bank of New York Mellon Trust Company, N.A. (attached as Exhibit 4.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on June 14, 2012).

4.3*	Seventh Supplemental Indenture, dated as of July 17, 2018, by and among DCP Midstream Operating, LP, DCP Midstream, LP, and The Bank of New York Mellon Trust Company, N.A. (attached as Exhibit 4.3 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on July 17, 2018).

4.4*	Form of 5.375% Senior Notes due 2025 (included in Exhibit 4.3 hereto).

5.1	Opinion of Holland & Hart LLP.

5.2	Opinion of Mayer Brown LLP.

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2 hereto).

99.1	Press Release Announcing the Pricing of the Notes, dated January 16, 2019.

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2019

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

		By:	/s/ Sean P. O’Brien
		Name:	Sean P. O’Brien
		Title:	Group Vice President and Chief
Financial Officer